UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2011

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-32363	58-2332639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

135 North Church Street, Spartanburg, SC	29306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (864) 515-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 5, 2011, Advance America, Cash Advance Centers, Inc. (the “Company”) entered into a $300 million Credit Agreement (the “New Credit Agreement”) by and among the Company, as borrower; certain subsidiaries of the Company, as guarantors; the lenders named therein; Bank of America, N.A., as administrative agent, swingline lender, and letter of credit issuer; Wells Fargo Bank, N.A., as syndication agent; U.S. National Bank Association, Synovus Bank and Fifth Third Bank, as co-documentation agents; and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as joint lead arrangers and book managers.

The New Credit Agreement provides the Company with a $200.0 million revolving line of credit, which amount includes the ability to issue up to $25.0 million in letters of credit, and a term loan of $100.0 million.  The revolving line of credit and the term loan under the New Credit Agreement are senior secured obligations of the Company and mature on December 5, 2016.  Any portion of the revolving line of credit that is repaid may be borrowed again.  The Company is required to make principal payments on the term loan at the rate of $1.0 million per month.  The New Credit Agreement may be amended to increase the revolving line of credit and/or term loan by an additional $100.0 million upon receipt of sufficient commitments from existing or new lenders.

In general, the borrowings under the New Credit Agreement bear interest, at the Company’s option, at either a base rate plus an applicable margin or a LIBOR-based rate plus an applicable margin.  The base rate equals the greater of: (i) the prime rate set by Bank of America, (ii) the sum of the federal funds rate plus 0.50%, and (iii) the Eurodollar rate plus 1.0%.  The applicable margin is determined each quarter by a pricing grid based on the Company’s total leverage ratio of consolidated debt to “Consolidated EBITDA,” as defined in the New Credit Agreement.  The base rate applicable margin ranges from 1.00% to 1.75% based upon the Company’s total leverage ratio.  The LIBOR-based applicable margin ranges from 2.00% to 2.75% based upon the Company’s total leverage ratio.

The New Credit Agreement replaces the Company’s existing Amended and Restated Credit Agreement dated March 24, 2008 (the “Prior Credit Agreement”), which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.  The Prior Credit Agreement, which was scheduled to mature on March 24, 2013, was terminated effective as of December 5, 2011.

The proceeds under the New Credit Agreement will be used by the Company to refinance the $109.7 million of loans outstanding under the Prior Credit Agreement.  Additional proceeds may be used by the Company (i) to finance dividends on and repurchase of shares of common stock; or (ii) for working capital, capital expenditures, acquisitions and other lawful corporate purposes.  Over the five-year term of the New Credit Agreement, the Company may complete an aggregate of $100.0 million in acquisitions, which amount may increase to $200.0 million provided that the Company meets certain pro forma leverage covenants (as specified in the New Credit Agreement).  In addition, the Company may repurchase an aggregate of $125.0 million of its common stock over the five-year term of the New Credit Agreement, provided that the aggregate repurchases in any four consecutive quarters may not exceed $50.0 million.

The obligations under the New Credit Agreement are guaranteed by certain domestic subsidiaries of the Company.  The borrowings under the New Credit Agreement are secured by substantially all of the assets of the Company and its subsidiaries on a consolidated basis.  In addition, the borrowings under the New Credit Agreement are secured by a pledge of all of the capital stock, or similar equity interests, of certain of the Company’s domestic subsidiaries and 65% of the voting capital stock, or similar equity interests, of certain of the Company’s foreign subsidiaries.  The New Credit Agreement contains various financial covenants that require, among other things, the maintenance of minimum tangible net worth, maximum leverage and senior leverage, minimum fixed charge coverage, and maximum charge-off ratios.  The New Credit Agreement contains customary covenants, including covenants that restrict the Company’s ability to, among other things (i) incur liens, (ii) incur certain indebtedness (including guarantees or other contingent obligations), (iii) engage in mergers and consolidations, (iv) engage in sales, transfers, and other dispositions of property and assets (including sale-leaseback transactions), (v) make loans, acquisitions, joint ventures, and other investments, (vi) make dividends and other distributions to, and redemptions and repurchases from, equity holders, (vii) prepay, redeem, or repurchase certain debt, (viii) make changes in the nature of the Company’s business, (ix) amend the Company’s organizational documents, or amend or otherwise modify certain of the Company’s debt documents, (x) change the Company’s fiscal quarter and fiscal year ends, (xi) enter into transactions with the Company’s affiliates, and (xiii) issue certain equity interests.  The New Credit Agreement contains customary events of default, including events of default resulting from (i) the Company’s failure to pay principal when due or interest, fees, or other amounts after grace periods to be mutually agreed upon, (ii) covenant defaults, (iii) the Company’s material breach of any representation or warranty, (iv) cross defaults to any other indebtedness in excess of $5.0 million in the aggregate, (v) bankruptcy, insolvency, or other similar proceedings, (vi) the Company’s inability to pay debts, (vii) monetary judgment defaults in excess of $5.0 million in the aggregate, (viii) customary ERISA defaults, (ix) actual or asserted invalidity of any material provision of the loan documentation or impairment of a material portion of the collateral, and (x) a change of control.  A breach of a covenant or an event of default could cause all amounts outstanding under the New Credit Agreement to become due and payable.

The description above is a summary and is qualified in its entirety by the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02.  Termination of a Material Definitive Agreement.

The information provided in Item 1.01 above regarding termination of the Prior Credit Agreement is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Credit Agreement dated as of December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advance America, Cash Advance Centers, Inc.
(Registrant)

Date: December 6, 2011	By:	/s/ James A. Ovenden
James A. Ovenden
Executive Vice President and Chief Financial Officer